EXHIBIT 23.2





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Comverse Technology, Inc. on Form S-8 of our report dated February 12, 1998 appearing in the Annual Report on Form 10-K of Comverse Technology, Inc. for the year ended December 31, 1997 and our report dated March 31, 1998, appearing in the Transition Report on Form 10-K of Comverse Technology, Inc. for the period ended January 31, 1998.


/s/ Deloitte & Touche LLP
---------------------------
Deloitte & Touche LLP


New York, New York
April 24, 1998